Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 364 (Intermediate/Long Series), National Trust 365, Florida Trust 127, New Jersey Trust 169 and New York Trust 231:

We consent to the use of our report dated June 12, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

June 12, 2003